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                                                                  EXHIBIT (a)(2)

                              WOLVERINE TUBE, INC.

                      ELECTION TO EXCHANGE ELIGIBLE OPTIONS
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             ***PLEASE SEE THE INSTRUCTIONS THAT FOLLOW THIS FORM***


             NAME OF OPTIONEE:       ____________________________________


             SOCIAL SECURITY NUMBER: ____________________________________

         I am a U.S. or Canadian employee, officer or director of Wolverine Tube, Inc. (the "Company") or one of its subsidiaries. I have received and read the letter from the Company dated August 23, 2001 and the Offer to Exchange including the Summary Term Sheet, and I understand all of the terms, conditions and risks of the offer as described in that document.

         I understand that, by completing, signing and delivering this form to the Company, I am accepting the offer made by the Company in the Offer to Exchange and I agree to be bound by all the terms and conditions described in the Offer to Exchange.

         I understand that I am electing to cancel some or all of the eligible options with an exercise price of $20.00 per share or greater that were granted to me under the Company's 1993 Equity Incentive Plan, as amended and restated (the "1993 Plan"), 1993 Stock Option Plan for Outside Directors, as amended and restated (the "Outside Director Plan") or outside either of these plans pursuant to a certain Non-Qualified Stock Option Agreement. I am aware of the eligible options that I own, and I confirm that my eligible options are accurately listed below under the heading "Number of Option Shares Eligible for Exchange."

         In return, assuming no extensions, amendments or termination of the offer, I understand that the Company will grant me replacement options to purchase one share for every two shares underlying the eligible options that I elect to cancel. I understand that the replacement options will be granted on the replacement grant date, which will be six months and six business days after the date the Company cancels the options accepted for exchange, provided that I am still a U.S. or Canadian employee, officer or director of the Company or one of its subsidiaries on that date. I agree that the number of replacement option shares I will be entitled to receive on the replacement grant date is listed below under the heading "Number of New Option Shares to Be Granted on Replacement Grant Date."

         I understand that replacement options granted under the 1993 Plan will have an exercise price equal to the closing price of the Company's common stock on the New York Stock Exchange on the replacement grant date, and that replacement options granted under the Outside Director Plan will have an exercise price equal to the average of the closing bid and asked prices of the Company's common stock as reported on the New York Stock Exchange on the replacement grant date and the four preceding trading days.



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         I understand that the replacement options will be nonqualified stock options granted under and subject to the terms and conditions of the applicable plan and a new stock option agreement between me and the Company. Other than the number of shares underlying the option and the option exercise price, I understand that the terms and conditions of replacement options granted under the 1993 Plan will be substantially similar to the terms of the cancelled options. Other than the number of shares underlying the option, the option exercise price and the option expiration date, I understand that the terms and conditions of replacement options granted under the Outside Director Plan will also be substantially similar to the terms of the cancelled options. The vesting schedule of all replacement options will be the same as the vesting schedule of the options being cancelled, based on the original vesting commencement date.

         I understand that I will not be considered for any other option grant until after the replacement grant date.

         I recognize that, under certain circumstances set forth in the Offer to Exchange, the Company may terminate or amend the offer and postpone its acceptance and cancellation of any options elected for exchange. IN ANY SUCH EVENT, I UNDERSTAND THAT THE OPTIONS ELECTED FOR EXCHANGE BUT NOT ACCEPTED WILL REMAIN IN EFFECT WITHOUT CHANGE.

         I understand the risks of participating in the offer as described in the Offer to Exchange. I understand that nothing in the Offer to Exchange or this Election to Exchange Eligible Options modifies or changes the terms of my employment or service with the Company or any of its subsidiaries. I further understand that if my status as employee or my director relationship terminates for any reason (including voluntary or involuntary termination with or without cause and termination as a result of death, disability or retirement) before my new option is granted, I will not have a right to any options that were previously cancelled, and I will not have a right to the grant that would have been issued on the replacement grant date.

         Subject to the above understandings, I hereby elect to cancel the following eligible options (CHECK THE BOX NEXT TO EACH OPTION THAT YOU WISH TO EXCHANGE):

         GRANT DATE        EXERCISE
             OF            PRICE OF                                       NUMBER OF NEW OPTION SHARES
          ELIGIBLE         ELIGIBLE       NUMBER OF OPTION SHARES               TO BE GRANTED ON
           OPTION           OPTION         ELIGIBLE FOR EXCHANGE             REPLACEMENT GRANT DATE
         ----------        --------       -----------------------         ---------------------------
[ ]
                               [STRIKE INDIVIDUAL INFORMATION]
[ ]

[ ]


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         I hereby give up my entire ownership interest in the eligible options that I have indicated above by checking the corresponding box and I understand that they will become null and void on the date the Company accepts my options for exchange. I UNDERSTAND THAT THE ELIGIBLE OPTIONS I HAVE NOT SO INDICATED WILL REMAIN IN EFFECT WITHOUT CHANGE. I acknowledge that this election is entirely voluntary.

         I understand that I may change or withdraw this election by properly delivering a Notice of Change of Election before 5:00 p.m. Central Time on September 21, 2001. I further understand that, unless I validly withdraw my election before this time, my election is irrevocable and the options I have elected to exchange on this form will be cancelled in their entirety.


Date:
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                                  Signature of Optionee



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                                  Name of Optionee (Please Print)





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                          INSTRUCTIONS TO ELECTION FORM

1. Complete, sign and date this Election Form. BE SURE TO CHECK THE BOX NEXT TO EVERY ELIGIBLE OPTION THAT YOU WISH TO EXCHANGE.

2. You must sign this Election Form exactly as your name appears on each option agreement evidencing the eligible options listed above. If the signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or another person acting in a fiduciary or representative capacity, please set forth the signer's full title and attach to this Election Form proper evidence of the authority of such person to act in such capacity.

3. Deliver the original copy of the completed Election Form to Thomas Johnson, our Director of Investor Relations and Communications, before 5:00 p.m. Central Time on September 21, 2001. You must use one of the methods indicated below:

            Method of Delivery               Deliver To
            ----------------------------     ----------------------------------------------------
            Hand Delivery                    Thomas Johnson. You must obtain written confirmation
                                             of receipt from Mr. Johnson.

            Facsimile                        (256) 580-3996. You must obtain a fax confirmation.

            Registered Mail or               Thomas Johnson
            Overnight Courier                Director, Investor Relations and Communications
                                             Wolverine Tube, Inc.
                                             200 Clinton Avenue West, Suite 1000
                                             Huntsville, Alabama  35801
                                             (256) 580-3969

                                             If you deliver by mail, you must use registered mail,
                                             signature at delivery required. If you deliver by
                                             overnight courier, you must obtain a signature at
                                             delivery.

         The method of delivery and the delivery of all documents, including this Election Form, are at your own risk. Delivery will be deemed made only when the documents are actually received by the Company. In all cases, you should allow sufficient time to ensure timely delivery.

4. If you have any questions or need assistance, please contact Thomas Johnson at (256) 580-3969 or johnsont@wlv.com.

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